                                                                   Exhibit f.12


                                                                  EXECUTION COPY


================================================================================

                           SIRROM FUNDING CORPORATION,
                                    as Issuer


                           SIRROM CAPITAL CORPORATION,
                                   as Servicer


                        FIRST TRUST NATIONAL ASSOCIATION,
                         Not in its individual capacity,
                          but solely as Trustee of the
                         Music City Funding Corporation
                           Master Trust Indenture and
                               Security Agreement


                                       and


                                ING BARING (U.S.)
                             CAPITAL MARKETS, INC.,
                                as Program Agent

                            SERIES 1996-1 SUPPLEMENT

                          Dated as of December 31, 1996

                                       to

                           MASTER TRUST INDENTURE AND
                               SECURITY AGREEMENT

                          Dated as of December 31, 1996



                                  $100,000,000
                         Revolving Notes, Series 1996-1


================================================================================

                                TABLE OF CONTENTS

         Section                                                                                                Page
         -------                                                                                                ----

                                    ARTICLE I
                 Creation of the Revolving Notes, Series 1996-1

         SECTION 1.01.  Designation...............................................................................1
         SECTION 1.02.  Definitions...............................................................................1

                                   ARTICLE II
                              Additional Covenants

         SECTION 2.01.  Covenants of the Servicer................................................................11

                                   ARTICLE III
                  Establishment of Program Agent's Account and
                    Allocation and Application of Collections

         SECTION 3.01.  Establishment of Program Agent's Account.................................................12
         SECTION 3.02.  Payment of Funds to Program Agent........................................................12
         SECTION 3.03.  Allocation and Distribution..............................................................12

                                   ARTICLE IV
                          Distributions and Reports to
                            Series 1996-1 Noteholders

         SECTION 4.01.  Annual Noteholders' Statement............................................................17

                                    ARTICLE V
                               Events of Default;
                          Additional Events of Default;
                                 Pay-Out Events

         SECTION 5.01.  Events of Default; Additional Events of
                        Default; Pay-Out Events..................................................................17

                                   ARTICLE VI
                            Miscellaneous Provisions

         SECTION 6.01.  Ratification of Indenture................................................................19
         SECTION 6.02.  Counterparts.............................................................................19
         SECTION 6.03.  Governing Law; Jurisdiction..............................................................19
         SECTION 6.04.  Appointment of Successor Servicer........................................................20
         SECTION 6.05.  The Trustee..............................................................................20
         SECTION 6.06.  Assignment by HLS, Liquidity Providers,
                        the Enhancement Providers and Holder(s)
                        of Notes.................................................................................20
         SECTION 6.07.  No Assignability by Issuer or Servicer...................................................22

         SECTION 6.08.  Amendments and Waivers...................................................................22
         SECTION 6.09.  Indemnification of the Trustee and the
                        Noteholders..............................................................................23
         SECTION 6.10.  Servicer Indemnification.................................................................25
         SECTION 6.11.  Additional Reporting Requirements........................................................26

                  SERIES 1996-1 SUPPLEMENT, dated as of December 31, 1996 (this "Supplement"), is made by and among SIRROM FUNDING CORPORATION, a Delaware corporation, as issuer (the "Issuer"), SIRROM CAPITAL CORPORATION, a Tennessee corporation, as initial Servicer (in such capacity, together with any successor in such capacity, the "Servicer"), FIRST TRUST NATIONAL ASSOCIATION, as Trustee (in such capacity, together with any successor in such capacity, the "Trustee") and ING BARING (U.S.) CAPITAL MARKETS, INC.

                              PRELIMINARY STATEMENT

                  Pursuant to the Master Trust Indenture and Security Agreement dated as of December 31, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Indenture"), among the Issuer, the Servicer and the Trustee, the Issuer may from time to time, among other things, issue one or more Series of Notes secured by the Pledged Assets. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture Certain terms applicable to any such Series of Notes are to be set forth in a Supplement to the Indenture. Accordingly, the Issuer hereby enters into this Supplement with the Servicer and the Trustee as required by Section 6.08 of the Indenture to provide for the issuance, authentication and delivery a Series of Revolving Notes, Series 1996-1 (the "Notes").


                                    ARTICLE I

                 Creation of the Revolving Notes, Series 1996-1

                  SECTION 1.01. Designation. (a) There is hereby created a Series of Revolving Notes to be issued pursuant to the Indenture and this Supplement to be designated generally as Revolving Notes, Series 1996-1. Subject to the satisfaction of the conditions set forth in the Note Purchase Agreement, the Trustee shall authenticate and deliver the Notes upon the order of the Issuer, in an aggregate Stated Amount equal to $100,000,000. The Notes shall be authenticated and delivered in the manner and at the times for authentication and delivery of Revolving Notes that are specified in Article VI of the Indenture.

                  (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

                  SECTION 1.02. Definitions. (a) Whenever used in this Supplement the following words and phrases shall have the following meanings.

                  "Additional Event of Default" has the meaning specified for such term in Section 5.01 hereof.

                  "Adjusted Eurodollar Rate" shall mean an interest rate per annum determined by the Program Agent to be equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported at or about 11:00 A.M., on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for United States dollar deposits having a term of 90 days and in a principal amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or, if the information contained on such Page, in the Program Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by the Program Agent that, in the Program Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

                  "Alternative Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the "Alternative Rate" for such Interest Period (or, in the case of clause (ii) below, any portion of such Interest Period during which the condition described therein exists) shall be the Base Rate in effect from time to time during such Interest Period if (i) such Interest Period is a period of 1 to 29 days, (ii) the Outstanding Principal Balance of the Notes is at any time less than $1,000,000, or (iii) on the first day of such Interest Period the Note Rate was being calculated by reference to the CP Rate.

                  "Amortization Period" shall have the meaning specified for such term in the Indenture.

                  "Asset Coverage Shortfall" shall have the meaning specified for such term in the Indenture.

                  "Base Rate" shall mean, on any date, a fluctuating rate of interest per annum equal to the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Program Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Program Agent shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks or, if each such bank ceases to announce publicly its prime commercial lending (or equivalent) rate, based upon the prime commercial lending (or equivalent) rates announced publicly by other banks reasonably acceptable to the Issuer. The prime commercial lending (or equivalent) rates used in computing the Base Rate are not intended to be the lowest rates of interest charged by such banks in connection with extensions of credit to debtors. The Base Rate shall change as and when such banks' prime commercial lending (or equivalent) rates change.

                  "Breakage Costs" shall mean, for each Interest Period during which the Outstanding Principal Balance of any Series 1996-1 Note is reduced, the amount, if any, by which (i) the additional interest at the Note Rate (calculated without taking into account any Breakage Costs), which would have accrued on the reduction of the Outstanding Principal Balance of such Note during such Interest Period (as so computed) if such reduction had not occurred, through the last day of the Interest Period exceeds (ii) the income, if any, received by the Noteholder funding such Outstanding Principal Balance investing the proceeds of such reductions of such Outstanding Principal Balance.

                  "Carrying Cost Amount" shall mean, as of any date of determination, all accrued but unpaid Carrying Costs as of such date.

                  "Carrying Costs" shall mean, for any Collection Period, (a) all interest payable on the Notes, (b) all Purchaser Fees, (c) all Breakage Costs, if any, and (d) any other fees, costs and expenses payable by the Issuer pursuant to terms hereof. The accrued interest for the Notes for each Interest Period used in computing the Carrying Costs for such Collection Period shall be determined by the Program Agent based upon the actual number of days in such Interest Period, the Outstanding Principal Balance and the Note Rate in effect on each day in such Interest Period, and a year consisting of 360 days, and the Program Agent shall give notice thereof to the Issuer and the Servicer at least two Business Days prior to the Interest Payment Date relating to such Collection Period.

                  "Closing Date" shall mean the first date on which any Notes are issued.

                  "Collection Period" shall mean, with respect to any Monthly Payment Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Monthly Payment Date occurs.

                  "CP Disruption Event" shall mean, at any time for any reason whatsoever, any Noteholder shall be unable to raise, or shall be precluded or prohibited from raising, funds through the issuance of commercial paper notes in the United States' commercial paper market at such time.

                  "CP Rate" shall mean, with respect to any Interest Period and any Noteholder, the weighted average of the per annum rates (or, if such rates are expressed as discount rates, the weighted average of the per annum rates resulting from converting such discount rates to an interest-bearing equivalent) of the commercial paper notes issued by such Noteholder and allocated by such Noteholder to the funding or maintenance of its Advances (as such term is defined in the Note Purchase Agreement) under the Notes during such Interest Period; provided, however, that at all times following the occurrence of an Event of Termination, the "CP Rate" shall be the Alternative Rate in effect from time to time; and provided, further, that upon the occurrence and during the continuance of any CP Disruption Event, the "CP Rate" shall be the Alternative Rate in effect from time to time during such Interest Period.

                  "Daily Report" shall mean an Officer's Certificate of the Servicer substantially in the form of Exhibit A to the Indenture.

                  "Eligible Assignee" shall mean a Person which certifies to the Trustee, the Issuer and the Servicer that it (i) is a receivables investment company which customarily issues commercial paper to fund its acquisition and maintenance of financial assets or interests therein or a bank, insurance company or other financial institution, and (ii) has a short-term debt rating or short-term certificate of deposit rating of at least A-1 from S&P, or at least P-1 from Moody's, or at least F-1 from Fitch, if rated by Fitch, or if such Person does not have a short-term debt rating or short-term certificate of deposit rating, a long-term senior debt rating of at least A from S&P, or A2 from Moody's, or at least A from Fitch, if rated by Fitch; provided that if such Person is an insurance, bonding or surety company which does not have a certificate of deposit rating or a debt rating, such Person has a claims paying rating or a surety rating of at least A from S&P, A2 from Moody's, or at least A from Fitch, if rated by Fitch; provided, further, in any case, if such Person is rated by two or more of S&P, Moody's and Fitch, it must have the prescribed minimum ratings from each of S&P, Moody's and Fitch.

                  "Enhancement Providers" shall mean any enhancement providers specified in the Note Purchase Agreement and any of their successors and assigns that are Eligible Assignees.

                  "Equity Floor" shall have the meaning assigned to such term in the Indenture.

                  "Excess O/C Sharing Date" shall have the meaning specified for such term in the Indenture.

                  "Excess O/C Sharing Period" shall have the meaning specified for such term in the Indenture.

                  "Fee Agreement" shall mean that certain fee agreement dated as of December 31, 1996 among Sirrom, the Issuer, HLS and the Program Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Grade 4 Limit" shall have the meaning assigned to such term in the Indenture.

                  "HLS" shall mean Holland Limited Securitization, Inc., together with its permitted successors and assigns.

                  "Industry Limit" shall have the meaning assigned to such term in the Indenture.

                  "Interest Payment Date" shall mean, with respect to each Interest Period, the last day of such Interest Period.

                  "Interest Period" shall means

                  (a) (if the Note Rate for such Interest Period is determined by reference to the CP Rate), the period of time (not to exceed 90 days), beginning on the Closing Date and ending on the last day of such period and, thereafter, shall mean the period beginning on the day following the last day of the immediately preceding Interest Period and ending on the last day of the next Interest Period, in each case, as the Program Agent shall select and the Program Agent shall advise the Issuer not later than 1:00 p.m. (New York City time) on any day; and

                  (b) (if the Note Rate for such Interest Period is not determined by reference to the CP Rate) initially, the period beginning on the Closing Date and ending on the second Business Day following the last day of the month in which the Closing Date occurs and, thereafter, shall mean the period beginning on the day following the last day of the immediately preceding Interest Period and ending on the second Business Day following the last day of the month in which such Interest Period began.

Notwithstanding the foregoing, each Interest Period to occur during the Pay-Out Period shall be of a duration selected by the Program Agent.

                  "Issuer Loan" shall have the meaning specified for such term in the Indenture.

                  "Liquidity Providers" shall mean any liquidity providers specified in the Note Purchase Agreement and any of their successors and assigns that are Eligible Assignees.

                  "Large Loan Limit" shall have the meaning assigned to such term in the Indenture.

                  "Maturity Date" shall mean, the earlier to occur of (i) the Stated Maturity Date and (ii) the 60th Monthly Payment Date following the commencement of the Amortization Period or the Pay-Out Period with respect to the Notes.

                  "Minimum Overcollateralization Amount" shall mean, as of any date of determination, the Net Loan Balance as of such date minus the quotient of (x) the Net Loan Balance as of such date, divided by (y) 1.33.

                  "Net Loan Balance" shall have the meaning assigned to such term in the Indenture.

                  "Net Outstanding Amount" shall mean, at any time, (a) the aggregate Outstanding Principal Balance of the Notes at such time minus (b) the amount on deposit in the Reserve Account allocable to the Notes at such time.

                  "Note" shall mean any one of the Revolving Notes, Series 1996-1 executed by the Issuer and authenticated and delivered by or on behalf of the Issuer that is substantially in the form of Exhibit A and is issued pursuant to this Supplement; and "Notes" means all such Notes, collectively.

                  "Noteholder" shall mean the Person in whose name a Note is registered in the Note Register.

                  "Note Purchase Agreement" shall mean that certain Revolving Note Purchase Agreement, Series 1996-1, dated as of December 31, 1996 among the Issuer, the Servicer, the Series 1996-1 Noteholders and the Program Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with terms thereof.

                  "Note Rate" shall mean, with respect to any Interest Period and the related Collection Period

                  (a) to the extent the Noteholder will be funding the Outstanding Principal Balance of the Notes on the first day of such Interest Period through the issuance of commercial paper, a rate equal to the CP Rate for such Interest Period, and

                  (b) to the extent the Noteholder will not be funding the Outstanding Principal Balance of the Notes on the first day of such Interest period through the issuance of commercial paper, a rate equal to the Alternative Rate for such Interest Period or such other rate as the Program Agent and the Issuer shall agree to in writing;

provided that at all times following the occurrence and during the continuance of any Event of Default described in clause (i) or (j) of Section 5.01 hereof or any "Event of Default" under and as described in clause (a), (b), (c), (e), (f),
(l) or (p) of Section 9.01 of the Indenture, the Note Rate shall be the sum of the rate per annum otherwise then in effect plus two percent (2.00%).

                  "Outstanding Principal Balance" shall mean, at any time (a) with respect to any Note, the outstanding principal balance of such Note at such time and (b) with respect to the Series 1996-1 Notes, the aggregate outstanding principal balance of all of such Notes.

                  "Overcollateralization Amount" shall mean, as of any date of determination, the amount, if any, by which the Net Loan Balance plus unallocated Principal Collections held in the Concentration Account (without giving effect to the allocation and deposit pursuant to clause Third of Section 4.03(b)(ii) of the Indenture) as of such date, exceeds the Net Outstanding Amount as of such date.

                  "Pay-Out Event" has the meaning specified for such term in Section 5.01 hereof.

                  "Pay-Out Period" means the period commencing on the Pay-Out Period Commencement Date and terminating on the earliest of (a) the close of business on the Business Day immediately preceding the Amortization Date and (b) the date on which all of Notes shall have been paid in full.

                  "Pay-Out Period Commencement Date" shall mean the date on which a Pay-Out Event occurs.

                  "Program Agent" shall mean ING Baring (U.S.) Capital Markets, Inc., in its capacity as agent for HLS, the Liquidity Providers and the Enhancement Providers in respect of the Notes.

                  "Program Agent's Account" shall mean the account established pursuant to Section 3.01(a) of this Supplement.

                  "Program Fees" shall have the meaning specified in the Fee Agreement.

                  "Purchaser Fees" shall mean, with respect to any Collection Period, the Program Fees for such Collection Period and all other fees and expenses payable to any of HLS, the Liquidity Providers, the Enhancement Providers or the Holders of the Notes and incurred during such Collection Period, including, without limitation, increased costs and indemnities.

                  "Required Overcollateralization Amount" shall mean, as of any date of determination, the Net Loan Balance as of such date minus the quotient of (x) the Net Loan Balance as of such date, divided by (y) 1.429.

                  "Reserve Account" shall have the meaning assigned to such term in the Indenture.

                  "Revolving Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day immediately preceding the Amortization Date and (b) the close of business on the day on which any Pay-Out Event shall occur.

                  "Scheduled Pay-Out Commencement Date" shall mean the close of business on December 31, 2001.

                  "Series Allocation Percentage" shall mean (i) on any Business Day prior to the Amortization Date and on which no Excess O/C Sharing Period is in effect

                  (a) during the Revolving Period and no Set-Aside Period has occurred and is continuing, zero;

                  (b) during the Pay-Out Period for this Series and so long as no Set-Aside Period has occurred and is continuing, a fraction (expressed as a percentage) (x) the numerator of which equals the sum of (I) the Net Outstanding Amount of all Notes of this Series plus (II) the Required Overcollateralization Amount for this Series, in each case, as of the Pay-Out Period Commencement Date, and (y) the denominator of which equals the sum of (I) the Net Outstanding Amount of all Series in their respective Pay-Out Periods plus (II) the aggregate Required

Overcollateralization Amount for all Series in their respective Pay-Out Periods computed as provided in the applicable Supplement, in each case, as of the applicable Pay-Out Period Commencement Date for each such Series;

                  (c) if a Set-Aside Period has occurred and is continuing, a fraction (expressed as a percentage) (x) the numerator of which equals the sum of (I) the Net Outstanding Amount of all Notes of this Series plus (II) the Required Overcollateralization Amount for this Series, in each case, as of the Business Day immediately preceding the commencement of such Set-Aside Period and
(y) the denominator of which equals the sum of (I) the Net Outstanding Amount of all outstanding Series plus (II) the aggregate Required Overcollateralization Amount for all outstanding Series, in each case, as of the Business Day immediately preceding the commencement of such Set-Aside Period;

                  (ii) on any Business Day after the Amortization Date, a fraction (expressed as a percentage)(a) the numerator of which equals the sum of
(I) the Net Outstanding Amount of all Notes of this Series plus (II) the Required Overcollateralization Amount for this Series, in each case, as of the Amortization Date and (b) the denominator of which equals the sum of (I) the Net Outstanding Amount of all outstanding Series of Notes plus (II) the aggregate Required Overcollateralization Amount for all outstanding Series, in each case, as of the Amortization Date; and

                  (iii) on any Business Day during an Excess O/C Sharing Period, a fraction (expressed as a percentage) (a) the numerator of which equals the Net Outstanding Amount of all Notes of this Series as of such date, and (b) the denominator of which equals the sum of (I) the Net Outstanding Amount of all Series as of such date plus (II) the Equity Floor as of the Excess O/C Sharing Date.

                  "Series 1996-1" shall mean the Series of Notes, the terms of which are specified in this Supplement.

                  "Servicer Default" shall have the meaning specified for such term in the Indenture.

                  "Set-Aside Period" shall have the meaning specified in the Indenture.

                  "Settlement Statement" shall mean, with respect to each Monthly Payment Date, the certificate prepared by the Servicer, substantially in the form of Exhibit B to the Indenture.

                  "Sirrom" means Sirrom Capital Corporation.

                  "Stated Amount" is $100,000,000.

                  "Stated Maturity Date" shall mean the close of business on January 5, 2007.

                  "Transaction Documents" shall have the meaning assigned thereto in the Indenture and, without in any way limiting the foregoing, shall include the Fee Agreement and all other agreements executed in connection herewith.


                  SECTION 1.03. Other Definitional Provisions.

                  (a) All terms defined in this Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture. Each capitalized term defined herein shall relate only to the Revolving Notes, Series 1996-1 and not to any other Series of Notes issued pursuant to the Indenture.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series 1996-1 Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation".

                  (d) Whenever the term "including" (whether this term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Supplement in connection with a listing of items without a particular classification, that listing will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

                  (e) In computing periods from a specified date to a later specified date, when precise times of day are not stated, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to but excluding."

                  (f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Each gender-specific term used in this Supplement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                                   ARTICLE II
                              Additional Covenants

                  SECTION 2.01. Covenants of the Servicer. The Servicer hereby covenants that, until the termination of the Amortization Period:

                  (a) The Servicer will furnish to the Program Agent, promptly after delivery to the Trustee, all notices, reports and other information given to the Trustee under the Indenture other than the Daily Reports required thereunder.

                  (b) At any time and from time to time during the Servicer's regular business hours and at the Servicer's expense, on reasonable prior notice; the Servicer shall, in response to any reasonable request of the Trustee or the Program Agent, permit the Trustee or the Program Agent, or their agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes, microfiche and disks) in the possession or under the control of the Servicer relating to the Pledged Assets, the Issuer Loans and the related Loan Documents and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials and to discuss matters relating to the Issuer Loans or the Servicer's performance hereunder with any of the Responsible Officers of the Servicer having knowledge thereof; such audits and/or visits may take place annually, or more frequently if so required at the reasonable discretion of the Program Agent, or its agents or representatives including, without limitation, any Independent Public Accountants mutually acceptable to the Servicer and the Program Agent. The Servicer agrees that the Program Agent will have the right to require changes in the scope of the Annual Servicing Report furnished by the Independent Public Accountants pursuant to Section 3.07 of the Indenture. The Program Agent shall provide the Trustee with notice of any changes in the scope of the Annual Servicing Report.

                  (c) The Servicer will deliver or cause to be delivered in duplicate, to each Noteholder and the Trustee, for so long as Sirrom is the Servicer, copies of each report of Sirrom filed with the Securities and Exchange Commission on Forms 10-K and 10-Q within 95 days after end of each fiscal year, in the case of Forms 10-K, and within 50 days after end of each fiscal quarter in the case of Forms 10-Q.

                                   ARTICLE III
                  Establishment of Program Agent's Account and
                    Allocation and Application of Collections

                  SECTION 3.01. Establishment of Program Agent's Account. The Program Agent, for the benefit of HLS (for so long as HLS is the Holder of all of the Series 1996-1 Notes), shall establish and maintain in its own name, on behalf of HLS, the Liquidity Providers and the Enhancement Providers, with an Eligible Institution a segregated account accessible only by the Program Agent (the "Program Agent's Account"), which shall be identified as the "Program Agent's Account for the Sirrom Funding Master Trust Indenture, Series 1996-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of HLS, as Holder of Series 1996-1 Notes. The Program Agent's Account initially shall be established at First Trust of New York, National Association. If a substitute Program Agent's Account is established pursuant to this Section 4.01, the Program Agent shall promptly provide to the Paying Agent, the Servicer and the Trustee with the relevant information in respect thereof.

                  SECTION 3.02. Payment of Funds to Program Agent. Except as provided in Section 12.03 of the Indenture with respect to the final distribution, all Collections and other amounts allocated by the Trustee pursuant to Article IV of the Indenture for distribution in respect of the Revolving Notes, Series 1996-1 shall be paid by the Trustee or the Paying Agent, as the case may be, to the Program Agent by wire transfer to the Program Agent's Account, without presentation or surrender of any Note or the making of any notation thereon. Any payments due to the Revolving Notes, Series 1996-1 and received to the credit of the Program Agent's Account shall be considered received by the Noteholders thereof for the purposes of the Indenture, this Supplement and the Notes.

                  SECTION 3.03. Allocation and Distribution. All Collections and other amounts paid to the Program Agent's Account pursuant to Section 3.02 hereof upon allocation by the Trustee to the Revolving Notes, Series 1996-1 shall be distributed by the Program Agent as follows:

                  (a) Revolving Period.

                  (i) Interest Payment Date. All amounts allocated to Series 1996-1 pursuant to Section 4.03(c) of the Indenture during the Revolving Period shall, on each Interest Payment

         Date, be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with their respective Outstanding Principal Balances of the Notes, in payment of accrued and unpaid interest with respect to the Notes; and

                           (B) for distribution to the Noteholders, in payment
                  of the Breakage Costs, if any, due and payable with respect to the Notes, ratably in accordance with the amount of Breakage Costs so due and payable.

                  (ii) Monthly Payment Date. All amounts allocated pursuant to
         Section 4.03(d)(iii) of the Indenture during the Revolving Period shall, on each Monthly Payment Date, be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with the respective Stated Amounts of the Notes, in payment of the Program Fees payable for the account of the Noteholders; and

                           (B) for distribution to the applicable Persons as
                  their interests may appear, in payment of all other Purchaser Fees, ratably in accordance with the amounts so due and payable.

                  (iii) The amount allocated pursuant to clause Third of Section 4.03(b)(ii) of the Indenture in respect of Series 1996-1 during the Revolving Period (so long as no Set-Aside Period has occurred and is continuing) shall be zero, therefore all amounts not otherwise allocated to another Series shall be deposited to the Issuer's Account pursuant to clause Fourth of Section 4.03(b)(ii) of the Indenture.

                  (b) Pay-Out Period.

                  (i) Interest Payment Date. All amounts allocated pursuant to
         Section 4.03(c) of the Indenture during the Pay-Out Period shall, on each Interest Payment Date, be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with their respective Outstanding Principal Balances of the Notes, in payment of accrued and unpaid interest with respect to the Notes; and

                           (B) for distribution to the Noteholders, in payment
                  of the Breakage Costs, if any, due and payable with respect to the Notes, ratably in accordance with the amount of Breakage Costs so due and payable.

                  (ii) Monthly Payment Date. All amounts allocated pursuant to
         Section 4.03(d)(iii) of the Indenture during the Pay-Out Period shall, on each Monthly Payment Date, be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with the respective Stated Amounts of the Notes, in payment of the Program Fees payable for the account of the Noteholders; and

                           (B) for distribution to the applicable Persons as
                  their interests may appear, in payment of all other Purchaser Fees, ratably in accordance with the amounts so due and payable.

                  (iii) The amount allocated pursuant to clause Third of Section 4.03(b)(ii) of the Indenture in respect of Series 1996-1 during a Pay-Out Period shall equal the Series Allocation Percentage of the amount available for allocation pursuant to such clause Third and shall be paid by the Program Agent to the Noteholders, ratably in accordance with the respective Outstanding Principal Balances of the Notes. Upon payment in full to all of the Series 1996-1 Noteholders of the Outstanding Principal Balance of the Series 1996-1 Notes, all accrued and unpaid interest thereon and all other amounts due the Series 1996-1 Noteholders under the Transaction Documents, all remaining amounts allocated to the Notes shall be distributed by the Trustee to the Issuer or to the Holders of any other outstanding Series, pursuant to the terms of the Indenture.

                  (c) Set-Aside Period.

                  (i) Interest Payment Date. All amounts allocated pursuant to
         Section 4.03(c) of the Indenture during a Set-Aside Period shall, on each Interest Payment Date, be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with their respective Outstanding Principal Balances of the Notes, in payment of accrued and unpaid interest with respect to the Notes; and

                           (B) for distribution to the Noteholders, in payment
                  of the Breakage Costs, if any, due and payable with respect to the Notes, ratably in accordance with the amount of Breakage Costs so due and payable.

                  (ii) Monthly Payment Date. All amounts allocated pursuant to
         Section 4.03(d)(iii) of the Indenture during a Set-Aside Period shall, on each Monthly Payment Date, be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with the respective Stated Amounts of the Notes, in payment of the Program Fees payable for the account of the Noteholders; and

                           (B) for distribution to the applicable Persons as
                  their interests may appear, in payment of all other Purchaser Fees, ratably in accordance with the amounts so due and payable.

                  (iii) During a Set-Aside Period, no amounts shall be allocated pursuant to clause Third of Section 4.03(b)(ii) of the Indenture in respect of any Series, rather, all such amounts shall be allocated and deposited to the Reserve Account pursuant to clause Second of Section 4.03(b)(ii) of the Indenture until the Net Outstanding Amount is less than or equal to the Base Amount. Thereafter, if the Amortization Date shall not have occurred, the amount allocated pursuant to clause Third of Section 4.03(b)(ii) of the Indenture in respect of Series 1996-1 during the Revolving Period is zero, therefore all amounts not otherwise allocated to another Series shall be deposited to the Issuer's Account pursuant to clause Fourth of Section 4.03(b)(ii) of the Indenture.

                  (d) Amortization Period.

                  (i) Interest Payment Date. All amounts allocated pursuant to
         Section 4.03(c) of the Indenture during the Amortization Period, on each Interest Payment Date, shall be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with their respective Outstanding Principal Balances of the Notes, in payment of accrued and unpaid interest with respect to the Notes; and

                           (B) for distribution to the Noteholders, in payment
                  of the Breakage Costs, if any, due and payable with respect to the Notes, ratably in accordance with the amount of Breakage Costs so due and payable.

                  (ii) Monthly Payment Date. All amounts allocated pursuant to
         Section 4.03(d)(iii) of the Indenture during the Amortization Period, on each Monthly Payment Date, shall be applied by the Program Agent in the following order of priority:

                           (A) for distribution to the Noteholders, ratably in
                  accordance with the respective Stated Amounts of the Notes, in payment of the Program Fees payable for the account of the Noteholders; and

                           (B) for distribution to the applicable Persons as
                  their interests may appear, in payment of all other Purchaser Fees, ratably in accordance with the amounts so due and payable.

                  (iii) The amount allocated pursuant to clause Third of Section 4.03(b)(ii) of the Indenture in respect of Series 1996-1 during the Amortization Period shall equal the Series Allocation Percentage of the amount available for allocation pursuant to such clause Third and shall be paid by the Program Agent to the Noteholders, ratably in accordance with the respective Outstanding Principal Balances of the Notes. Upon payment in full to all of the Series 1996-1 Noteholders of the Outstanding Principal Balance of the Series 1996-1 Notes, all accrued and unpaid interest thereon and all other amounts due the Series 1996-1 Noteholders under the Transaction Documents, and provided that no amounts are then due and unpaid to the Holders of any other outstanding Series, all amounts remaining on deposit in the Trust Accounts shall be distributed by the Trustee to the Issuer, and all amounts, if any, remaining in the Lock-Box Accounts, the Concentration Account and the Reserve Account shall be distributed by the Trustee to the Issuer; provided, however, that if at any time after the payment that would have otherwise resulted in such payment in full, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment in full shall automatically be deemed, as between the Series 1996-1 Noteholders and the Issuer, never to have occurred, and the Issuer shall be required, to the extent it received any amounts under this Section 4.03, to remit to the Series 1996-1 Noteholders an amount equal to the rescinded or returned payment.

                  SECTION 3.04. Determination of Rates. At any time that the Note Rate is required to be determined hereunder, for any reason whatsoever, the Servicer shall give the Trustee written notice of such rate at such time, and to the extent that the Servicer shall not have sufficient information in order to calculate such rate at such time, the Servicer shall obtain such additional information from the Program Agent.

                  SECTION 3.05. New Issuances. In addition to the conditions to the issuance of a new Series of Notes described in Section 6.09(b) of the Indenture, on or before the Closing Date relating to any new Series, Program Agent shall have consented to the issuance of such new Series in writing to the Servicer and the Trustee.


                                   ARTICLE IV
                          Distributions and Reports to
                            Series 1996-1 Noteholders

                  SECTION 4.01. Annual Noteholders' Statement. On or before February 15 of each calendar year, beginning with February 15, 1997, the Servicer shall provide to the Trustee and the Trustee shall forward or cause to be forwarded to each Person who at any time during the preceding fiscal year was a Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the Settlement Statements provided to Noteholders pursuant to Section 3.05(b) of the Indenture, aggregated for such fiscal year or the applicable portion thereof during which such Person was a Noteholder, together with other information as is required to be provided under the IRC and such other customary information as is necessary to enable the Noteholders to prepare their tax returns (all as determined by the Servicer). The obligation of the Servicer to provide such other information and such other customary information shall be deemed to have been satisfied to the extent that information substantially comparable to such other information and such other customary information shall be provided by the Trustee pursuant to any requirements of the IRC as from time to time in effect.


                                    ARTICLE V
                               Events of Default;
                          Additional Events of Default;
                                 Pay-Out Events

                  SECTION 5.01. Events of Default; Additional Events of Default; Pay-Out Events. (a) If any one of the following events shall occur (each, an "Event of Default"):

                  (a) the 90th consecutive Business Day after which the Base Amount is less than the Net Outstanding Amount; or

                  (b) a regulatory, tax or accounting body of applicable jurisdiction has ordered that the activities of HLS, or any Affiliate of HLS, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of HLS contemplated hereby may reasonably be expected to cause HLS, the Person then acting as the administrator or the manager for HLS, or any of their respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences; or

                  (c) no commercial paper dealer of HLS is able to retire maturing commercial paper issued to fund or maintain the Outstanding Principal Balance of the Notes hereunder through the issuance of new commercial paper for 180 consecutive days; or

                  (d) the Issuer shall fail to perform any of its obligations under the Note Purchase Agreement; or

                  (e) the occurrence of the Scheduled Pay-Out Commencement Date; or

                  (f) any two of George Miller, David Resha and Carl Stratton shall cease to be actively involved in the management of Sirrom; or

                  (g) Sirrom Capital Corporation ("Sirrom") shall fail at any time to maintain consolidated tangible net worth in an amount equal to or exceeding the sum of (i) $75,000,000 and (ii) an amount equal to the product of
(X) 75% and (Y) the aggregate amount of equity and subordinated indebtedness issued by Sirrom after the Closing Date to the date of determination; or

                  (h) an Asset Coverage Shortfall shall occur; or

                  (i) the Originator, the Issuer, the Servicer or any Significant Subsidiary of any such Person shall fail to pay any principal of or premium or interest on any indebtedness of any such Person (other than the Notes) which indebtedness has an aggregate principal amount of $1,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (j) any other default by the Issuer, the Originator or the Servicer shall occur, and shall not be remedied within the applicable grace period, if any, under any indebtedness of any such Person (other than the Notes) which indebtedness has an aggregate principal amount of $1,000,000 or more and such failure shall continue after the applicable grace period, if any, speci-fied in the agreement or instrument relating to such indebtedness; or

                  (k) a Servicer Default shall have occurred and be continuing,

then, upon the occurrence of any Event of Default described in clauses (a) and
(d) and clauses (h) through (k) above, an "Additional Event of Default" shall be deemed to have automatically occurred under the Indenture and with respect to all Series; and upon the occurrence of any other Event of Default described in clauses (b) and (c) and clauses (e) through (g) above, either the Trustee or the Program Agent (unless otherwise directed by the Majority Noteholders) or the Majority Noteholders, by notice then given in writing to the Issuer and the Servicer (and to the Trustee if given by such Noteholders), may declare (provided that such Event of Default shall not have been remedied) that a "Pay-Out Event" has occurred as of the date of such notice with respect to this Series.


                                   ARTICLE VI
                            Miscellaneous Provisions

                  SECTION 6.01. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

                  SECTION 6.02. Counterparts. This Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

                  SECTION 6.03.  Governing Law; Jurisdiction; Service of
Process.

                  (a) Governing Law. THIS SERIES SUPPLEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  (b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Series Supplement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Consent to Service of Process. Each party to this Series Supplement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Series Supplement will affect the right of any party to this Series Supplement to serve process in any other manner permitted by law.

                  SECTION 6.04. Appointment of Successor Servicer. Notwithstanding anything to the contrary in Section 10.02 of the Indenture, the Trustee's appointment of a Successor Servicer shall be subject to the consent of a Majority in Interest of the Series 1996-1 Noteholders.

                  SECTION 6.05. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or with respect to the validity or sufficiency of this Supplement, or for or with respect to the recitals contained herein, all of which recitals are made solely by the Issuer and the Servicer.

                  SECTION 6.06. Assignment by HLS, Liquidity Providers, the Enhancement Providers and Holder(s) of Notes. (a) Subject to the limitations on transfer contained in the Indenture and this Supplement, at any time and from time to time, HLS or any Liquidity Provider or Enhancement Provider may, by notice and delivery to the Program Agent of a fully executed assignment and assumption agreement (in sufficient counterparts for each party hereto), assign to any Person all or any portion of its rights and obligations hereunder; provided that such Person is an Eligible Assignee. The Program Agent shall, promptly upon its receipt of any such notice and assignment and assumption agreement, notify the Issuer, the Servicer and the Trustee of such assignment. The Issuer and the Servicer agree to execute or obtain such other documentation as may be reasonably requested by HLS or any Liquidity Provider or Enhancement Provider in order to effectuate such assignment. The assignee shall, upon the effectiveness of such assignment and assumption agreement and delivery thereof and of such other requested documentation to the Program Agent, become entitled to the benefits hereof and subject to the obligations of HLS hereunder.

                  (b) Subject to the limitations on transfer contained in the Indenture and this Supplement, at any time and from time to time, HLS may assign to any Liquidity Provider or Enhancement Provider, and any Liquidity Provider or Enhancement Provider may assign to any other Liquidity Provider or Enhancement Provider (as applicable), all or any portion of its Note or its interest therein; provided that such assignee shall be an Eligible Assignee; and provided, further, that such assignment shall comply with any applicable legal requirements including, without limitation, the Securities Act. Each such assignment shall be upon such terms and conditions as the assignor and the assignee may mutually agree. HLS or the Liquidity Provider or Enhancement Provider making any such assignment shall provide notice to the Trustee, the Issuer and the Servicer thereof.

                  (c) No Holder of a Series 1996-1 Note may sell, transfer or otherwise dispose of (each, a "Sale") any Series 1996-1 Note, or any interest in any Series 1996-1 Note, held by it (other than, in the case of HLS, any assignment to the Liquidity Providers or the Enhancement providers, as applicable, pursuant to Section 6.04 of the Note Purchase Agreement, provided, that each such Liquidity Provider or Enhancement Provider shall have previously delivered a Non-Rule 144-A Letter to the Trustee and the Issuer) unless:

                  (i) such Sale is to a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act that purchases for its own account or for the account of another Person that is a qualified institutional buyer, which Person is aware that the proposed Sale is being made in reliance on Rule 144A and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, and, prior to the proposed Sale, such transferring Holder has executed and delivered to the Trustee and the Issuer an investor letter, substantially in the form of Exhibit B-1 hereto (a "Rule 144-A Letter"), or

                  (ii) the transferee to whom such Sale is being made is a sophisticated institutional investor that is an "accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act) in a transaction not involving any general solicitation or advertising as evidenced by a certificate of the proposed transferor thereof delivered to the Trustee, and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, and, prior to the proposed Sale, such transferring Holder has executed and delivered to the Trustee and the Issuer an investor letter, substantially in the form of Exhibit B-2 hereto (a "Non-Rule 144-A Letter"), or

                  (iii) such Sale is being made pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws and, prior to the proposed Sale such transferring Holder and the proposed transferee each provide the Trustee and the Issuer with an investor letter, substantially in the form of Exhibit B-2 hereto and, if requested by the Trustee or the Issuer, an Opinion of Counsel, in each case satisfactory in form and substance to the Trustee and the Issuer, concerning the proposed Sale and the availability of such exemption.

No Holder of a Series 1996-1 Note or other Person acting on behalf of a Noteholder shall use any means of general solicitation or distribution in connection with the Sale of any Series 1996-1 Note. Each of the Series 1996-1 Note shall bear a legend substantially as set forth in the form of the note attached to this Series Supplement.

                  SECTION 6.07. No Assignability by Issuer or Servicer. Neither the Servicer nor the Issuer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of HLS and the Program Agent.

                  SECTION 6.08. Amendments and Waivers. No amendments, waivers or other modifications may be made to this Supplement without the prior written consent of the Program Agent (which consent of the Program Agent shall in all circumstances be given in accordance with the applicable provisions of the Note Purchase Agreement). In addition, no such amendment, waiver or modification shall be made, the effect of which would be to

                  (i) change the Carrying Costs, Equity Floor, Grade 4 Limit, Industry Limit, Large Loan Limit, Minimum Overcollateralization Percentage, Pay-Out Event, Required Overcollateralization Percentage, or Stated Amount, unless and to the extent that the amendment, waiver or modification effecting such change shall be consented to by the Program

         Agent acting pursuant to the authority granted the Program Agent in the Note Purchase Agreement,

                  (ii) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Series 1996-1 Noteholder or deposits of amounts to be so distributed, in each case without the prior written consent of such Series 1996-1 Noteholder, or

                  (iii) adversely affect in any other material respect the interests of any Series 1996-1 Noteholder, in each case unless a Majority in Interest of the Series 1996-1 Noteholders has consented in writing.

                  SECTION 6.09. Indemnification of the Trustee and the Noteholders. Without limiting any other rights which the Trustee, any Holder of the Series 1996-1 Notes, any Liquidity Provider or Enhancement Provider (each, an "Indemnified Party") may have under the Indenture, under this Series Supplement, under the Note Purchase Agreement or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, liabilities and related costs and expenses actually incurred (excluding consequential damages and lost profits), including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from the Indenture, this Series Supplement, the Note Purchase Agreement, the activities of the Trustee in connection with the Indenture, the Issuer's use of proceeds of any Pledged Assets or reinvestments of Collections, the interest conveyed under the Indenture in Pledged Assets, or in respect of any Loan or the Loan Purchase Agreement (excluding however (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties or breach of fiduciary duty on the part of such Indemnified Party (if any), (b) losses in respect of Loans to the extent reimbursement therefor would constitute credit recourse to the Issuer for nonpayment of any Loan by any Originator, (c) any income or franchise taxes or similar taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Series Supplement or the interest conveyed hereunder in Pledged Assets or in respect of any Loan or the Loan Purchase Agreement), to the extent caused by:

                  (i) reliance on any representation, warranty or covenant made or statement made or deemed made by the Issuer (or any of its Responsible Officers) under or in connection with the Indenture, this Series Supplement, the Note

         Purchase Agreement or the Loan Purchase Agreement which shall have been incorrect in any material respect when made or deemed made or which the Issuer shall have failed to perform;

                  (ii) the failure by the Issuer or any of the Originators to comply with the Indenture, this Series Supplement, the Note Purchase Agreement or the Loan Purchase Agreement or any applicable Requirement of Law with respect to any Loan or the related Loan Documents or the Loan Purchase Agreement, or the failure of any Loan or the related Loan Documents to conform to the Loan Purchase Agreement or any Requirement of Law;

                  (iii) the failure to vest in the Issuer a first priority perfected ownership interest in and to the Loans, or the failure to vest in the Noteholder a first priority perfected security interest, in and to the Loans and the other Pledged Assets, in each case free and clear of any Lien (other than any Lien in favor of the Issuer pursuant to the Loan Purchase Agreement or in favor of the Trustee pursuant to the Indenture);

                  (iv) the failure to have filed, or any delay in filing, any financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws that are necessary for perfection or priority of the ownership and/or security interests (as the case may be) created by the Loan Purchase Agreement and/or the Indenture;

                  (v) any commingling of Collections with other funds of the Issuer or any Affiliate;

                  (vi) any investigation, litigation or proceeding related to the Indenture, this Series Supplement, the Note Purchase Agreement or the Loan Purchase Agreement or the use of proceeds or reinvestments of proceeds by the Issuer or Sirrom of Pledged Assets or the ownership of or security interest in Pledged Assets or in respect of any Loan or Loan Document;

                  (vii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Issuer or any Affiliate of the Issuer in servicing, administering or collecting any Loan;

                  (viii) any failure by the Issuer or any Originator (as the case may be) to perform its duties or obligations in accordance with the provisions of the Indenture, this Series

         Supplement, the applicable Note Purchase Agreement or the Loan Purchase Agreement (as appropriate); or

                  (ix) any tax (other than any income or franchise tax, or any interest or penalties with respect thereto) imposed by reason of ownership of the Loans or other Pledged Assets by the Trustee; or

                  (x) any Loan which is not an Eligible Loan at the time of its Transfer to the Trust under the Indenture.

                  Any Indemnified Amounts due hereunder shall be payable within five business days following submission of a claim by the Indemnified Party accompanied by information and documentation reasonably supporting such claim.

                  Indemnification pursuant to this Section 6.09 shall be payable from assets of the Issuer. The agreement contained in this Section 6.09 shall survive the collection of all Loans, the termination of the Trust and the payment of all amounts otherwise payable hereunder.

                  All rights of indemnification under this Section 6.09 are in addition to, and not by way of substitution for, the obligations and liabilities of the Issuer and/or the Servicer in favor of the Indemnified Parties under the Indenture and under this Supplement.

                  SECTION 6.10. Servicer Indemnification. The Servicer hereby agrees to indemnify each Indemnified Party from and against Indemnified Amounts awarded against or incurred by any of them arising out of or resulting from the Indenture, this Series Supplement, the activities of the Trustee in connection with the Indenture, the Issuer's use of proceeds of Transfers of Loans or reinvestments of Collections, the interest conveyed under the Indenture in Pledged Assets, or in respect of any Loan or the Loan Purchase Agreement (excluding however (a) Indemnified Amounts resulting from negligence or willful misconduct on the part of such Indemnified Party to which such Indemnified Amount would otherwise be due, (b) losses in respect of Loans to the extent reimbursement therefor would constitute credit recourse to the Issuer for nonpayment of any Loan by any Originator and (c) any income or franchise taxes or similar taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Series Supplement or the interest conveyed hereunder in Pledged Assets or in respect of any Loan or the Loan Purchase Agreement, in each case to the extent caused by:

                  (i) reliance on any representation, warranty or covenant made by the Servicer (or any of its Responsible Officers) under or in connection with the Indenture or this Series Supplement which shall have been incorrect in any material respect when made or which the Servicer shall have failed to perform;

                  (ii) the failure by the Servicer to comply with any applicable Requirement of Law with respect to any Loan or the related Loan Documents;

                  (iii) any commingling of Collections with other funds of the Servicer or any Affiliate;

                  (iv) any claim brought by any Person other than an Indemnified Party arising from any activity by the Servicer or any Affiliate of the Servicer in servicing, administering or collecting any Loan; or

                  (v) any failure by the Servicer to perform its duties or obligations in accordance with the provisions of the Indenture or this Series Supplement.

                  Indemnification pursuant to this Section 6.10 shall only be payable from the assets of the Servicer. The agreement contained in this Section
6.10 shall survive the collection of all Loans, the termination of the Indenture and the payment of all amounts otherwise due under the Indenture and this Series Supplement.

                  Any Indemnified Amounts due hereunder shall be payable following submission of a claim by the Indemnified Party accompanied by information and documentation reasonably supporting such claim.

                  All rights of indemnification under this Section 6.10 are in addition to, and not by way of substitution for, the obligations and liabilities of the Issuer and/or the Servicer in favor of the Indemnified Parties under the Indenture and under this Supplement (including, without limitation, under Section 8.04 of the Indenture).

                  SECTION 6.11. Additional Reporting Requirements.

                  (a) On each Business Day, the Trustee shall provide by telecopy to each of the Series 1996-1 Noteholders and the Program Agent, a copy of the Daily Report received from the Servicer.

                  (b) The Trustee shall deliver to the Program Agent, promptly upon its receipt thereof, a copy of (i) the Annual

Certificate of Servicer (described at Section 3.06 of the Indenture) and (ii) the Annual Servicing Report of Independent Public Accountants (described at
Section 3.06 of the Indenture).

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       SIRROM FUNDING CORPORATION,
                                         the Issuer


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       SIRROM CAPITAL CORPORATION,
                                         the Servicer


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:



                                       FIRST TRUST NATIONAL ASSOCIATION,
                                         not in its individual capacity,
                                         but solely as Trustee


                                       By:------------------------------
                                          Name:
                                          Title:



                                       ING BARING (U.S.) CAPITAL MARKETS,
                                       INC., as Program Agent



                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                           SIRROM FUNDING CORPORATION
                          500 CHURCH STREET, SUITE 200
                           NASHVILLE, TENNESSEE 37219

               NOTICE OF ISSUANCE OF REVOLVING NOTE, SERIES 1996-1

                                                              December 31, 1996


First Trust National Association,
         as Trustee
180 East Fifth Street
St. Paul, MN  55101
Attention: Corporate Trust Department

Sirrom Capital Corporation
500 Church Street,  Suite 200
Nashville, Tennessee  37219

                  Re: Master Trust Indenture and Security Agreement, dated as of December 31, 1996, among Sirrom Funding Corporation, as Issuer, Sirrom Capital Corporation, as Servicer, and First Trust National Association, as Trustee (the "Indenture") as supplemented by that certain Series 1996-1 Supplement, dated as of December 31, 1996 (the "1996-1 Supplement"), among the Issuer, the Servicer, the Trustee and ING Baring (U.S.) Capital Markets, Inc., as Program Agent

Ladies and Gentlemen:

                  Pursuant to Section 6.09 of the Indenture, and in connection with the proposed issuance pursuant to the Series 1996-1 Supplement by Sirrom Funding Corporation, a Delaware corporation, (the "Issuer"), of its Revolving Note, Series 1996-1, with a stated amount of $100,000,000 (the "Revolving Note"), the undersigned, ________________, being the _____________ of the
Issuer, hereby gives you notice of such issuance. The Closing Date in connection with the issuance of the Revolving Note shall be December 31, 1996.

                                         Very truly yours,

                                         SIRROM FUNDING CORPORATION


                                         By:
                                            ---------------------------
                                           Name:
                                           Title: